Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that the undersigned officers and directors of Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”), a Maryland Corporation, hereby appoints Ian Fitzgerald, Scott Lem, Lisa Morgan and David A. Sachs (with full power to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and file the Fund’s Registration Statements on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 registering securities of the Fund, including any pre-effective and post-effective amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of securities thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked in writing.

IN WITNESS WHEREOF, the undersigned officers and directors of the Fund have executed this Power of Attorney in one or more counterparts, by hand, via facsimile, email or other means.

Signature	Title

/s/ Seth J. Brufsky	Director and President and Chief Executive Officer
Seth J. Brufsky	(Principal Executive Officer)

/s/ Scott Lem	Chief Financial Officer and Treasurer
Scott Lem	(Principal Financial and Accounting Officer)

/s/ David A. Sachs	Director
David A. Sachs

/s/ Elaine Orr	Director
Elaine Orr

/s/ John J. Shaw	Director

John J. Shaw

/s/ Bruce H. Spector	Director

Bruce H. Spector